Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of Haoxi Health Technology Limited of our report dated October 29, 2024, relating to the consolidated financial statements of Haoxi Health Technology Limited and Subsidiaries as of and for the years ended June 30, 2024 and 2023, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

October 29, 2024